EXHIBIT 10(C)

                            INDEMNIFICATION AGREEMENT
                    REGARDING PERSONAL GUARANTIES BY SELLERS

         Indemnification Agreement ("Agreement") dated April 27, 1998 among Guardian International, Inc. (the "Buyer") and David Weston, Richard Clark, Jeff Chivers and Alan Dubow (collectively, the "Sellers").

                                    RECITALS

         A. Buyer and Sellers are parties to a Stock Purchase Agreement effective as of April 17, 1998 pursuant to which Buyer agreed to purchase all of the outstanding common stock, $.15 par value, of Precision Security Systems, Inc. (the "Company") from Sellers.

         B. Some or all of Sellers have executed personal guaranties with respect to obligations of the Company.

         C. Buyer has agreed to indemnify Sellers for any claims asserted against them pursuant to personal guaranties made by Sellers on behalf of the Company for claims arising from and after April 28, 1998.

                                    AGREEMENT

         1. INDEMNIFICATION FOR PERSONAL GUARANTIES. Buyer agrees to indemnify and hold harmless the Sellers from and against any and all liabilities, damages, claims, deficiencies, assessments, losses, suits, proceedings, actions, investigations, penalties, interest, costs and expenses including, without limitation, reasonable fees and expenses of counsel, amounts paid in settlement and reasonable costs of investigation (whether suit is instituted or not and, if instituted, whether at the trial or appellate level), whether in law or equity, arising from or in connection with any liability of Sellers arising from and after April 28, 1998 as personal guarantors with respect to obligations of the Company.

         2. ASSURANCES. The parties agree to execute, acknowledge, deliver and file, or cause to be executed, acknowledged, delivered and filed, all further instruments, agreements or documents as may be necessary to consummate the transactions provided for in this Agreement and to do all further acts necessary to carry out the purpose and intent of this Agreement.

         3. WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with the waiver or estoppel. No written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of the term or condition for the future or as to any act other than that specifically waived.


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         4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to its conflicts of law principles.

         5. LITIGATION; PREVAILING PARTY. If litigation is brought concerning this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall immediately pay upon demand, all reasonable attorneys' fees and expenses for the prevailing party.

         6. ASSIGNMENT. This Agreement shall inure to the benefit of and be legally binding upon all successors and assigns of the parties.

         7. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties and supersedes all prior discussions, negotiations, agreements and understandings, whether oral or written, with respect to its subject matter. This Agreement may be modified only by a written instrument properly executed by all parties to this Agreement.

         8. SEVERABILITY. If any one or more of the provisions of this Agreement is held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision which comes closest to the intent of the parties.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

                                             GUARDIAN INTERNATIONAL, INC.

                                             By: _______________________________

                                                 Richard Ginsburg, President and
                                                 Chief Executive Officer

                                                 _______________________________
                                                 David Weston, Individually

                                                 _______________________________
                                                 Richard Clark, Individually

                                                 _______________________________
                                                 Jeff Chivers, Individually

                                                 _______________________________
                                                 Alan Dubow, Individually

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